As filed with the Securities and Exchange Commission on June 30, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAIA Biotechnology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-1495913
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

444 West Lake Street, Suite 1700

Chicago, IL 60606

(312) 416-8592

(Address of Principal Executive Offices, Including Zip Code)

MAIA Biotechnology, Inc. 2021 Equity Incentive Plan, as amended

(Full Title of the Plans)

Vlad Vitoc

Chief Executive Officer

c/o MAIA Biotechnology, Inc.

444 West Lake Street, Suite 1700

Chicago, IL 60606

(312) 416-8592

(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Mitchell Nussbaum, Esq.

Angela M. Dowd, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Phone: (212) 407-4000

Fax: (212) 407-4990

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act..

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

This Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement relates to securities of the same class as those to which prior effective registration statements on Form S-8 (File No. 333-266453) (the “Existing S-8”), and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Existing S-8, except as otherwise set forth in this Registration Statement, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of MAIA Biotechnology, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 1, 2022).

4.2	Amended and Restated Bylaws of MAIA Biotechnology, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on August 1, 2022).

4.3	Specimen Certificate representing shares of Common Stock. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed on April 11, 2022).

4.4	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 filed on April 11, 2022).

4.5	Form of Representative’s Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 1, 2022).

4.6	Form of Representative’s Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 27, 2023).

5.1*	Opinion of Loeb & Loeb LLP.

23.1*	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Loeb & Loeb LLP (included in legal opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages).

99.1	MAIA Biotechnology, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 filed on August 1, 2022).

99.2*	Amendment No. 1 to MAIA Biotechnology, Inc. 2021 Equity Incentive Plan.

99.3	Form of Incentive Stock Option Award under 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed on August 22, 2022).

99.4	Form of Non-qualified Stock Option Award under 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q filed on August 22, 2022).

99.5	Form of Director and Consultant Non-qualified Stock Option Award under 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q filed on August 22, 2022).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 30th day of June, 2023.

MAIA BIOTECHNOLOGY, INC.
By:	/s/ Vlad Vitoc
Vlad Vitoc, Chief Executive Officer and Chairman

POWER OF ATTORNEY

We, the undersigned officers and directors of MAIA Biotechnology, Inc., hereby severally constitute and appoint Vlad Vitoc and Joseph McGuire, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Vlad Vitoc	Chief Executive Officer, Director	June 30, 2023
Vlad Vitoc	(Principal Executive Officer)

/s/ Joseph F. McGuire	Chief Financial Officer	June 30, 2023
Joseph F. McGuire	(Principal Accounting and Financial Officer)

/s/ Steven Chaouki	Director	June 30, 2023
Steven Chaouki

/s/ Ramiro Guerrero	Director	June 30, 2023
Ramiro Guerrero

/s/ Louie Ngar Yee	Director	June 30, 2023
Louie Ngar Yee

/s/ Cristian Luput	Director	June 30, 2023
Cristian Luput

/s/ Stan V. Smith	Director	June 30, 2023
Stan V. Smith

/s/ Jean-Manassé Theagène	Director	June 30, 2023
Jean-Manassé Theagène

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